DOVER INVESTMENTS CORPORATION

           STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

               NONQUALIFIED STOCK OPTION AGREEMENT



     THIS AGREEMENT is made and entered into effective as of ______________, by and between Dover Investments Corporation, a Delaware corporation (the "Company"), and ____________, a director of the Company (the "Optionee"), as follows:

     WHEREAS, the Company previously adopted the Stock Option Plan for Nonemployee Directors (the "Plan") on September 29, 1989, and as amended November 16, 1994, providing for the granting to its nonemployee directors of nonqualified stock options to purchase shares of its Class A Common Stock (the "Class A Stock"); and

     WHEREAS, the Optionee is a director who is in a position to make an important contribution to the long-term performance of the Company.

     WHEREAS, this option agreement has been restated to reflect the one-for-ten reverse stock split previously adopted by the Company.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth and other good and valuable consideration, the parties agree as follows:

     1. The Company hereby grants to the Optionee a nonqualified stock option to purchase ___ shares of the Class A Stock at the price set forth in Paragraph 2, on the terms and conditions hereinafter stated, in consideration for which the Optionee hereby agrees to continue to serve as a director of the Company during the term for which he was elected.

     2.   The purchase price per share is__________________________
($_____) which is agreed to be 100% of the fair market value of such Class A Stock at the date of grant. The purchase price shall be payable in the legal tender of the United States or, in the discretion of the Compensation Committee of the Board of Directors of the Company (the "Committee"), in share of Class A Stock or in a combination of such shares and such legal tender.

     3. Subject to any required action by the stockholders, the number of shares of Class A Stock covered hereby and the price per share thereof will be proportionately adjusted for any increase or decrease in the number of issued shares of Class A Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of issued and outstanding share of Class A Stock effected without receipt of consideration by the Company. Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation, this option (to the extent that it is still outstanding) shall pertain to and apply to the securities to which a holder of the same number of shares of Class A Stock that are subject to the option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation shall cause this option to terminate, unless the agreement of merger or consolidation provides otherwise, except that the Optionee will in such event have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise this option in whole or in part without regard to any limitations on exercisability, other than (i) the expiration date of the option; (ii) the 100 share limitation set forth in the final paragraph of Paragraph 4 of this Agreement; and
(iii) the limitation set forth in Paragraph 4 of this Agreement relating to the period of time required to have elapsed after the date of this Agreement.

     To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. The grant of this option will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

     4. This option may not be exercised until 12 months have elapsed from the effective date of this Agreement. Subject to the conditions stated herein, this option shall become exercisable in installments to the extent of one-half of the shares covered by the option on the date one year after the effective date of this Agreement, and the remaining one-half of the shares covered by the option on the date two years after the effective date of this Agreement. Shares entitled to be purchased but not so purchased during any period described in the foregoing sentence may be purchased during any subsequent period within the 10-year term of the option.

     No partial exercise of this option will be permitted for less than 100 shares, and fractional shares will not be issued.

     5. In the event the Optionee ceases to be a director of the Company for any reason other than his death, this option will be exercisable for a period of 30 days after the date he ceases to be a director to the extent exercisable on such date and shall thereafter terminate.

     6. In the event the Optionee dies while a director of the Company, or during the 30-day period after he ceases to be a director during which he is permitted to exercise this option pursuant to Paragraph 5 hereof, this option may be exercised at any time within six months after the Optionee's death by the Optionee's transferee to the same extent as the Optionee could have exercised the option immediately prior to his death. The Optionee's transferee shall be the person or persons designated by the Optionee on a Beneficiary Designation Form furnished by the Committee, except that if at the time of the Optionee's death no effective Beneficiary Designation Form is on file with the Committee, the Optionee's transferee shall be deemed to be the executor or administrator of his estate or any person who shall have acquired the option from the Optionee by his will or the applicable law of descent and distribution. Any such transferee exercising this option must furnish the Company upon request of the Committee (a) written notice of his status as transferee, (b) evidence satisfactory to the Company to establish the validity of the transfer of the option in compliance with any laws or regulations pertaining to said transfer, and (c) written acceptance of the terms and conditions of the option as prescribed in this Agreement.

     7. Unless the shares of Class A Stock to be issued upon exercise of the option evidenced by this Agreement have been effectively registered under the Securities Act of 1933 as now in force or hereafter amended, the Company shall be under no obligation to issue any shares of Class A Stock covered by this option unless the person who exercises such option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel to the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he is acquiring the shares of Class A Stock issued to him pursuant to such exercise of the option for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares of Class A Stock, and that he will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares of Class A Stock are issued without such registration, a legend to this effect may be endorsed upon the securities so issued.

     8. The option may be exercised by the person then entitled to do so as to any share which may then be purchased by giving written notice of exercise to the Company specifying the number of full shares to be purchased and accompanied by full payment of the purchase price thereof and the amount of any income tax the Company is required by law to withhold by reason of such exercise.

     9. Neither the Optionee nor any person claiming under or through him shall be, or have any of the rights or privileges of, a stockholder of the Company in respect of any of the shares issuable upon the exercise of the option, until the date of receipt of payment by the Company in accordance with the terms hereof.

     10. Any notice to be given to the Company under the terms of this Agreement shall be addressed to Dover Investments Corporation, in care of its Secretary, 350 California Street, Suite 1650, San Francisco, California 94104, or at such other address as the Company may hereafter designate in writing. Any notice to be given to the Optionee shall be addressed to the Optionee at the address set forth beneath his signature hereto, or at any such other address as the Optionee may hereafter designate in writing. Any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States Government.

     11. Except as otherwise provided herein, the option herein granted and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process upon the rights and privileges conferred hereby. Upon any attempt to transfer, assign, pledge or otherwise dispose of said option, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, said option and the rights and privileges conferred hereby shall immediately become null and void.

     12. Notwithstanding any other provision of this Agreement, this option is not exercisable after the expiration of 10 years from the date of this Agreement.

     13. Subject to the limitations on transferability contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the parties hereof.

     14. The rights awarded hereby are subject to the requirement that, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of the shares of Class A Stock subject to such rights upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such rights may not be exercised or paid in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     15. Stock certificates issued upon exercise of this option, or any portion thereof, may bear such restrictive legends as the Company in its sole discretion deems appropriate or necessary, and said Class A Stock may not be sold in violation of said legends. Additionally, appropriate restrictions on stock transfers may be noted in the stock records of the Company.

     16. Nothing in this Agreement shall be construed as giving the Optionee the right to be retained as a director of the Company.

     17. If shares of Class A Stock are issued to the Optionee in satisfaction of the rights conferred hereby, the Company has the right to require the Optionee to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Whenever payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy federal, state and local withholding tax requirements.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, the day and year first above written.


                                   DOVER INVESTMENTS CORPORATION



                                   By___________________________
                                      Title:  President and
                                              Chairman of the Board


                                   ACCEPTED:


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                                             Address

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